Exhibit 99.1

Icagen Issues Statement in Response to Pfizer SEC Filing

RESEARCH TRIANGLE PARK, N.C., June 24, 2011 (GlobeNewswire via COMTEX) —

Icagen, Inc. (Nasdaq:ICGN) issued today the following statement:

In response to the filing of a Schedule 13D today by Pfizer Inc. in which Pfizer indicates, as part of Pfizer’s ongoing evaluation of the possible extension or other modification of the existing collaboration agreement between the parties, it is evaluating the possibility of entering into a strategic transaction with Icagen, which could have the effect of influencing or changing the control of Icagen by means of a stock or asset acquisition or merger, Icagen acknowledged that it is currently engaged in preliminary discussions with Pfizer regarding a potential strategic transaction. No definitive agreement has been reached. There can be no assurance that any agreement will be reached or that a transaction will be consummated. Icagen does not plan to make future announcements with respect to this matter unless and until its Board of Directors has approved a specific transaction or an extension or other modification of the existing collaboration agreement and it has entered into a definitive agreement or the current discussions have terminated.

About Icagen

Icagen, Inc. is a biopharmaceutical company based in Research Triangle Park, North Carolina, focused on the discovery, development and commercialization of novel orally-administered small molecule drugs that modulate ion channel targets. Utilizing its proprietary know-how and integrated scientific and drug development capabilities, Icagen has identified multiple drug candidates that modulate ion channels. The Company is conducting research and development activities in a number of disease areas, including epilepsy, pain and inflammation. The Company has two clinical stage programs in epilepsy and pain. To learn more about Icagen, please visit our website at www.icagen.com.

The Icagen, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5735

Forward Looking Statements

This press release may contain forward-looking statements that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Important factors that could cause actual results to differ materially from the expectations described in these forward-looking statements are set forth under the caption “Risk Factors” in Icagen’s most recent Annual Report on Form 10-Q, filed with the SEC on May 10, 2011. These risk factors include risks as to Icagen’s ability to raise additional funding; Icagen’s history of net losses and how long Icagen will be able to operate on its existing capital resources; general economic and financial market conditions; Icagen’s ability to maintain compliance with Nasdaq’s continued listing requirements; whether

Icagen’s product candidates will advance in the clinical trials process; the timing of such clinical trials; whether the results obtained in preliminary studies will be indicative of results obtained in clinical trials; whether the clinical trial results will warrant continued product development; whether and when, if at all, Icagen’s product candidates, including ICA-105665 and Icagen’s other lead compounds for epilepsy and pain, will receive approval from the U.S. Food and Drug Administration or equivalent regulatory agencies, and for which indications, and if such product candidates receive approval, whether such products will be successfully marketed; and Icagen’s dependence on third parties, including manufacturers, suppliers and collaborators. In particular, there can be no assurance that Icagen will enter into a strategic transaction, that, if any transaction is commenced, it will be completed or as to the value that any such transaction might have for Icagen’s stockholders. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

This news release was distributed by GlobeNewswire, www.globenewswire.com

SOURCE: Icagen, Inc.

CONTACT: Richard D. Katz, M.D.

EVP, Finance and Corporate Development;

Chief Financial Officer

Icagen, Inc.

(919) 941-5206

rkatz@icagen.com